UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/20/2009

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2009, Mr. Michael Matvieshen, Chief Executive of EPOD Solar, Inc., resigned from the Board of Directors of DayStar Technologies, Inc. (the "Company"). On October 20, 2009, the Company announced that EPOD Solar, Inc had terminated a letter of intent between EPOD Solar, Inc. and the Company. In connection with his resignation, Mr. Matvieshen alleged that members of the Company's Board of Directors breached their fiduciary duties and failed to properly supervise officers of the Company. Further, Mr. Matvieshen alleged that the Company has failed to comply with its record keeping and disclosure obligations. These allegations have been reviewed by the Company and its Board of Directors and are believed to be without merit. Notwithstanding this, as this initial review was conducted, in part, by members of the Board who could be deemed to have a conflict of interest, the Board of Directors has created a committee of disinterested directors to investigate these allegations.

Mr. Matvieshen's resignation letter is included as an Exhibit to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.          Description
17.1                   Resignation Letter of Michael Matvieshen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 27, 2009	By:	/s/ William S. Steckel
William S. Steckel
Chief Executve Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-17.1	Resignation Letter of Michael Matvieshen